Filed Pursuant to Rule 433
Registration Statement No. 333-264388
April 22, 2024

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Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.±3X FANG & INNOVATION EXCHANGE TRADED NOTES$BULZ $BERZ NOW TRADING The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.3X TECH3X LEVERAGE3X POTENTIAL

TRADE BIG TECH$BULZ $BERZ NOW TRADING ±3X FANG & INNOVATION EXCHANGE TRADED NOTESBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.

15 TECH STOCKS 1 INNOVATIVE INDEX $BULZ $BERZ NOW TRADING ±3X FANG & INNOVATION EXCHANGE TRADED NOTESBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.

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±3X FANG & INNOVATION
EXCHANGE TRADED NOTES

Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

MICRO SECTORS

$BULZ $BERZ

LEARN MORE

The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.

Traders, find out more about ±3X FANG & INNOVATION exchange traded notes from Microsectors. $BULZ $BERZ trading now.

Target Your Trading Power

Learn more

URL
https://microsectors.com/fang-innovation

TRADE BIG TECH


$BULZ $BERZ
NOW TRADING


±3X FANG & INNOVATION
EXCHANGE TRADED NOTES

Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

MICRO SECTORS

$BULZ $BERZ

LEARN MORE

The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.

±3X FANG & INNOVATION exchange traded notes from Microsectors. $BULZ $BERZ trading now!

Target Your Trading Power

Now trading

URL
https://microsectors.com/fang-innovation

±3X FANG & INNOVATION exchange traded notes from Microsectors. $BULZ $BERZ trading now!


TRADE BIG TECH

Target Your Trading Power

https://microsectors.com/fang-innovation

15 TECH STOCKS
1 INNOVATIVE INDEX



$BULZ $BERZ
NOW TRADING



±3X FANG & INNOVATION
EXCHANGE TRADED NOTES

Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

MICRO SECTORS

$BULZ $BERZ

LEARN MORE

The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.

Traders, learn more about ± FANG & INNOVATION exchange traded notes from Microsectors. $BULZ $BERZ.

Target Your Trading Power

Learn more

URL
https://microsectors.com/fang-innovation

Traders, learn more about ± FANG & INNOVATION exchange traded notes from Microsectors. $BULZ $BERZ.



15 TECH STOCKS
1 INNOVATIVE INDEX

Target Your Trading Power

https://microsectors.com/fang-innovation